                                                                     EXHIBIT 1.2

                             UNDERWRITING AGREEMENT



                                                                  April 28, 1999





DELPHI AUTOMOTIVE SYSTEMS CORPORATION
5725 Delphi Drive
Troy, MI  48098-1815

Ladies and Gentlemen:

        We (the "underwriters") understand that Delphi Automotive Systems Corporation, a Delaware corporation (the "Company"), proposes to issue and sell
(i) $500,000,000 aggregate principal amount of 6 1/8% Notes due May 1, 2004 (the "2004 NOTES"); (ii) $500,000,000 aggregate principal amount of 6 1/2% Notes due May 1, 2009 (the "2009 NOTES"); and (iii) $500,000,000 aggregate principal amount of 7 1/8% Debentures due May 1, 2029 (the "2029 DEBENTURES") (the 2004 Notes, the 2009 Notes and the 2029 Debentures are collectively referred to as the "Securities"). Subject to the terms and conditions set forth herein or incorporated by reference herein, the Company hereby agrees to sell and we agree to purchase, severally and not jointly, the principal amount of such Securities set forth below opposite our names at (i) 99.523% of the principal amount of the 2004 Notes, (ii) 98.943% of the principal amount of the 2009 Notes and (iii) 98.355% of the principal amount of the 2029 Debentures, in each case plus accrued interest, if any, from May 4, 1999 to the date of payment and delivery:


                                                                PRINCIPAL AMOUNT
UNDERWRITER                                                    OF NOTES DUE 2004
-----------                                                    -----------------
Merrill Lynch, Pierce, Fenner & Smith
                    Incorporated............................      $175,000,000
Morgan Stanley & Co. Incorporated                                  175,000,000
Chase Securities Inc.                                               50,000,000
Goldman, Sachs & Co.........................................        50,000,000
BNY Capital Markets, Inc....................................        10,000,000
First Union Capital Markets Corp............................        10,000,000
Lehman Brothers Inc.........................................        10,000,000
Ormes Capital Markets, Inc..................................        10,000,000
SG Cowen Securities Corporation.............................        10,000,000
                                                                  ------------
               Total........................................      $500,000,000
                                                                  ============


                                                                PRINCIPAL AMOUNT
UNDERWRITER                                                    OF NOTES DUE 2009
-----------                                                    -----------------
Merrill Lynch, Pierce, Fenner & Smith
                     Incorporated..........................       $175,000,000
Morgan Stanley & Co. Incorporated..........................        175,000,000
Chase Securities Inc.......................................         50,000,000
Goldman, Sachs & Co........................................         50,000,000
Bank One Capital Markets, Inc..............................         10,000,000
Blaylock & Partners, L.P...................................         10,000,000
BNP Capital Markets LLC....................................         10,000,000
CIBC Oppeheimer Corp.......................................         10,000,000
Credit Lyonnais S.A........................................         10,000,000
                                                                  ------------
               Total.......................................       $500,000,000
                                                                  ============


                                                                 PRINCIPAL AMOUNT
UNDERWRITER                                                  OF DEBENTURES DUE 2029
-----------                                                  ----------------------

Merrill Lynch, Pierce, Fenner & Smith
                     Incorporated.........................        $175,000,000
Morgan Stanley & Co. Incorporated.........................         175,000,000
Chase Securities Inc......................................          50,000,000
Goldman, Sachs & Co.......................................          50,000,000
Barclays Bank PLC.........................................          10,000,000
Bear, Stearns & Co. Inc...................................          10,000,000
Deutsche Bank AG London...................................          10,000,000
NationsBanc Montgomery Securities LLC.....................          10,000,000
Salomon Smith Barney Inc..................................          10,000,000
                                                                  ------------
               Total......................................        $500,000,000
                                                                  ============



        The Underwriters will pay for such Securities upon delivery thereof at the offices of O'Melveny & Myers LLP, 153 East 53rd Street, New York, New York 10022 at 10:00 a.m. (New York time) on May 4, 1999 or at such other time, not later than May 4,1999 as shall be designated by the Managers (as defined herein).

        The Securities shall have the terms set forth in the Company's Prospectus Supplement dated April 28, 1999 (the "Supplement") and the Company's Prospectus dated March 30, 1999 (together with the Supplement, the "Prospectus") particularly as follows:

                             2004 NOTES



Maturity:                    May 1, 2004

Interest Rate:               6 1/8% per annum from May 4, 1999 or from the most



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                             recent Interest Payment Date to which interest has
                             been paid or duly provided for.

                             2009 NOTES

Maturity:                    May 1, 2009

Interest Rate:               6 1/2% per annum from May 4, 1999 or from the most
                             recent Interest Payment Date to which interest has been paid or duly provided for.

                             2029 DEBENTURES

Maturity:                    May 1, 2029

Interest Rate:               7 1/8% per annum from May 4, 1999 or from the most
                             recent Interest Payment Date to which interest has been paid or duly provided for.

                             THE SECURITIES

Redemption Provisions:       The Securities will be redeemable prior to maturity
                             at the option of the Company, in whole or in part, at the redemption prices set forth in the Prospectus Supplement plus accrued interest and each affected series of the Securities will be redeemable as a whole, but not in part, at 100% of their principal amount plus accrued interest in the event of certain changes relating to United States taxation, in each case subject to the terms and conditions described in the Prospectus.

Interest Payment Dates:      May 1 and November 1 commencing November 1, 1999,
                             until the principal amount thereof is paid or made available for payment.

Listing:                     Luxembourg Stock Exchange.

Other Principal Terms        The purchase price will be payable in immediately
                             available funds on the Closing Date.

Book Entry Form:             Each of the 2004 Notes, the 2009 Notes and the 2029
                             Debentures will be issued in the form of one or more fully registered global securities (in each case, the "Global Security") which will be deposited with, or on behalf of, The Depository
                             Trust Company, New York, New York (the
                             "Depository") and registered in the name of the Depository's nominee. The Global Security may be transferred, in whole and not in part,


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                             only to another nominee of the Depository or a
                             successor of the Depository or its nominee.
                             Ownership of beneficial interests of the Global Security will be shown on, and the transfer of that interest will be effected only through, records maintained by the Depository (with respect to its Participants' interests), its Participants and indirect participants (with respect to the owners of beneficial interests in the Global Security).

Each Underwriter, severally and not jointly, represents and agrees that:

              (i) no action has been or will be taken by it that would permit the offer or sale of the Securities or any interest therein or possession or distribution of the Prospectus or any amendment thereto or any other offering material relating to the Securities in any jurisdiction where action for that purpose is required, by the Company, other than the registration of the Securities under the Securities Act of 1933, as amended (the "Securities Act"). Each Underwriter agrees that it will not directly or indirectly offer, sell or deliver any Securities or any interest therein or distribute or publish the Prospectus or any other offering material relating to the Securities, in or from any jurisdiction except under circumstances that will, to the best knowledge of such Underwriter, result in compliance with all applicable laws and regulations and will not impose any obligations on the Company, or the other Underwriters, and that all offers, sales and deliveries of Securities or any interest therein by it will be made on the same terms. Subject as provided above, each Underwriter shall, as required (and unless prohibited) by applicable law, furnish to each person to whom it offers, sells or delivers the Securities a copy of the Prospectus or (unless delivery of the Prospectus is required by applicable law) inform each such person that a copy thereof (as then amended or supplemented) will be made available upon request. No Underwriter is authorized to give any information or to make any representation not contained in the Prospectus in connection with the offer and sale of the Securities;

              (ii) it has not offered or sold and, prior to the expiration of the six months from the Closing Date, will not offer or sell any Securities to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995;

              (iii) it has complied and will comply with all applicable provisions of the Financial Services Act of 1986, with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom, and

              (iv) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the Securities to a person who is of a kind described in Article 11 (3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996, as amended, or is a person to whom such documents may otherwise lawfully be issued or passed on.


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         The Manager may terminate this Agreement (upon consultation with the
Company) at any time prior to the Closing Date at which payment would otherwise be due under this Agreement to the Company if, in the opinion of the Manager, there shall have been such a change in national or international financial, political or economic conditions or currency exchange rates or exchange controls which in the Manager's view will have a materially adverse effect on the success of the offering and distribution of or a secondary market of the Securities. After consultation with the Company, the parties to this Agreement shall be released and discharged from their respective obligations under this Agreement without liability on the part of any Manager or on the part of the Company and each party will pay its own expenses.

         In addition to the provisions of Article V of the Standard Provisions (as defined below), the several obligations of the Underwriters are also subject to the following conditions:

              (i) In lieu of the letter to be delivered pursuant to Article V(e) of the Standard Provisions, on the Closing Date the Manager shall have received a letter dated such date in form and substance satisfactory to the Manager, from Deloitte and Touche LLP, independent accountants, (a) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the United States Securities and Exchange Commission, (b) stating, as of the date of such letter (or with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in or incorporated by reference into the Prospectus, as of a date not more than five days prior to the date of such letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by its letter (the "initial letter") delivered to the Manager concurrently with the execution of this Agreement and (c) confirming in all material respects the conclusions and findings set forth in the initial letter.

              In addition to the provisions of Article VI of the Standard Provisions, the Company further covenants as follows:

              (i) the Company shall use its reasonable best efforts to cause the Securities to be listed on the Luxembourg Stock Exchange, or on such other European stock exchange as is reasonably requested by the Manager.

         Except as otherwise provided above, all the provisions contained in the document entitled Delphi Automotive Systems Corporation's Underwriting Agreement Standard Provisions (Debt Securities) April 28, 1999 attached hereto as Exhibit A (the "Standard Provisions"), are herein incorporated by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein, except that the term "Manager" as used therein shall, for purposes of this Agreement, mean Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. Incorporated, in each case whose authority hereunder may be exercised jointly by Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. Incorporated. In the event of a conflict between this Agreement and the Standard Provisions with respect to any term or condition, this Agreement shall take precedence.

                            [Remainder of Page Blank]



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              Please confirm your agreement by having an authorized officer sign a copy of this, Agreement in the space set forth below. This Agreement may be signed in any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

                              Very truly yours,

                              For the 2004 Notes
                              MERRILL LYNCH, PIERCE, FENNER & SMITH
                                            INCORPORATED
                              MORGAN STANLEY & CO. INTERNATIONAL LIMITED
                              CHASE SECURITIES INC.
                              GOLDMAN, SACHS & CO.
                              BNY CAPITAL MARKETS, INC.
                              FIRST UNION CAPITAL MARKETS CORP.
                              LEHMAN BROTHERS INC.
                              ORMES CAPITAL MARKETS, INC.
                              SG COWEN SECURITIES CORPORATION


                              By: MERRILL LYNCH, PIERCE, FENNER & SMITH
                                               INCORPORATED


                              By:
                                 ------------------------------------------
                              Title:


                              By: MORGAN STANLEY & CO. INCORPORATED


                              By:
                                 ------------------------------------------
                              Title:


Accepted:


DELPHI AUTOMOTIVE SYSTEMS CORPORATION


By:
   ------------------------------------------
   Title:






                                      S-1

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                              For the 2009 Notes
                              MERRILL LYNCH, PIERCE, FENNER & SMITH
                                            INCORPORATED
                              MORGAN STANLEY & CO. INTERNATIONAL LIMITED
                              CHASE SECURITIES INC.
                              GOLDMAN, SACHS & CO.
                              BANC ONE CAPITAL MARKETS, INC.
                              BLAYLOCK & PARTNERS, L.P.
                              BNP LONDON BRANCH S.A.
                              CIBC OPPENHEIMER CORP.
                              CREDIT LYONNAIS S.A.



                              By: MERRILL LYNCH, PIERCE, FENNER & SMITH
                                              INCORPORATED


                              By:
                                 ------------------------------------------
                              Title:


                              By: MORGAN STANLEY & CO. INCORPORATED


                              By:
                                 ------------------------------------------
                              Title:


Accepted:


DELPHI AUTOMOTIVE SYSTEMS CORPORATION


By:
   ------------------------------------------
   Title:












                                      S-2


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                              For the 2029 Debentures
                              MERRILL LYNCH, PIERCE, FENNER & SMITH
                                             INCORPORATED
                              MORGAN STANLEY & CO. INTERNATIONAL LIMITED
                              CHASE SECURITIES INC.
                              GOLDMAN, SACHS & CO.
                              BARCLAYS BANK PLC
                              BEAR, STEARNS & CO. INC.
                              DEUTSCHE BANK SECURITIES INC.
                              NATIONSBANC MONTGOMERY SECURITIES LLC
                              SALOMON SMITH BARNEY INC.


                              By: MERRILL LYNCH, PIERCE, FENNER & SMITH
                                          INCORPORATED


                              By:
                                 ------------------------------------------
                              Title:


                              By: MORGAN STANLEY & CO. INCORPORATED


                              By:
                                 ------------------------------------------
                              Title:


Accepted:


DELPHI AUTOMOTIVE SYSTEMS CORPORATION


By:
   ------------------------------------------
   Title:




















                                      S-3